Exhibit 99.1
FOR IMMEDIATE RELEASE
Agilysys Waiting on Audited Financial Statements of Magirus
•	Form 10-K delayed until Magirus audit complete

•	Company receives NASDAQ Staff Determination Letter
BOCA RATON, Fla. — July 9, 2008 — Agilysys, Inc. (Nasdaq: AGYS) today announced that, on July 3, 2008, the company received a NASDAQ staff determination letter stating the company’s shares are subject to potential delisting. The potential delisting is related to Agilysys’ delay in filing its Form 10-K for the fiscal year ended March 31, 2008 with the Securities and Exchange Commission (SEC), as required by Marketplace Rule 4310(c)(14).
The delay in filing the Form 10-K is due to Agilysys waiting on audited financial statements for its investment in a foreign entity. As previously announced on June 2, 2008, in the company’s fourth quarter earnings release, Agilysys recorded material other income of $8.9 million during fiscal year 2008 resulting from its 20% ownership interest in Magirus AG, a privately held enterprise computer systems distributor headquartered in Germany. Due to the materiality of Magirus to Agilysys’ financial statements in fiscal 2008, Agilysys requires audited confirmation of Magirus income and SEC rules require audited financial statements related to Magirus to be filed with the company’s Form 10-K. Agilysys expects to be in a position to file its Form 10-K within 60 days.
Agilysys will submit a request for a hearing before the NASDAQ Listing Qualifications Panel to appeal NASDAQ’s determination. The request for a hearing will automatically stay the delisting of the company’s common shares until the Panel makes its decision.
Forward-Looking Language
Portions of this release, particularly the statements made by management and those that are not historical facts, are forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements are based on current assumptions and expectations, and are subject to risks and uncertainties, many of which are beyond the control of Agilysys. Many factors could cause Agilysys actual results to differ materially from those anticipated by the forward-looking statements. These factors include those referenced in the Annual Report on Form 10-K or as may be described from time to time in Agilysys subsequent SEC filings.
Potential factors that could cause actual results to differ materially from those expressed or implied by such statements include, but are not limited to, those relating to Agilysys long-term financial goals, anticipated revenue gains, revenue volume, margin improvements, cost savings, capital expenditures, depreciation and amortization, new product introductions and economic conditions.
In addition, this release contains time-sensitive information and reflects management’s best analysis only as of the date of this release. Agilysys does not undertake any obligation to publicly update or revise any forward-looking statements to reflect future events, information or circumstances that arise after the date of this release. Information on the potential factors that could affect Agilysys actual results of operations is included in its filings with the SEC, including, but not limited to, its Annual Report on Form 10-K for the fiscal year ended March 31, 2007. Interested persons can obtain it free at the SEC’s Web site, www.sec.gov.
About Agilysys, Inc.
Agilysys is a leading provider of innovative IT solutions to corporate and public-sector customers, with special expertise in select markets, including retail and hospitality. The company uses technology — including hardware, software and services — to help customers resolve their most complicated IT needs. The company possesses expertise in enterprise architecture and high availability, infrastructure optimization, storage and resource management, identity management and business continuity; and provides industry-specific software, services and expertise to the retail and hospitality markets. Headquartered in Boca Raton, Fla., Agilysys operates extensively throughout North America, with additional sales offices in the United Kingdom and China. For more information, visit www.agilysys.com.
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Investor contact:
Martin Ellis
Executive Vice President, Treasurer, and Chief Financial Officer
Agilysys, Inc.
440-519-8363
martin.ellis@agilysys.com
Media contact:
Shawn Turner
Communications Manager
Agilysys, Inc.
440-519-8627
shawn.turner@agilysys.com